UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                                FORM 8-K

                             CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)      December 12, 2003


                     BrandAid Marketing Corporation
             (Exact name of Registrant as specified in charter)


Delaware                        0-28772                     35-1990559
(State or other jurisdiction  (Commission                (I.R.S. Employer
of incorporation)             File Number)              Identification No.)


1715 Stickney Point Rd, Suite A-12
Sarasota, Florida                                                34231
(Address of principal executive offices)                       (Zip Code)


                             (941) 925-8312
                        (Registrant's telephone number,
                          including area code)

ITEM 5.            OTHER EVENTS

BACKGROUND:

A number of clients of Mr. Steven Biss, started a civil action in the State Court of Virginia against Paul Sloan and another party on June 11, 2003, claiming that Mr. Sloan and the other party had induced these shareholders into investing in BrandAid through misrepresentations. The action was removed to the U.S. District Court, Eastern District of VA.. Paul Sloan has denied the allegations, and has vigorously opposed the claims of the shareholders.
On September 25, 2003, Mr. Steven Biss, Esq. amended the action, and BrandAid was added as a defendant. BrandAid is vigorously opposing the action, which management feels is without merit. Details of the action, and its background are disclosed in BrandAid's Quarterly Report on Form 10-QSB, filed on November 19, 2003.


RECENT DEVELOPMENTS:

On December 12, 2003, BrandAid filed a counterclaim to the Virginia action. BrandAid alleges that the plaintiffs had breached their agreement with BrandAid in agreeing to provide $712,000 in funding to BrandAid, where they had only provided approximately $225,000 in funding. Further, BrandAid claimed that Howard Borenstein, one of the plaintiffs, had conspired with Mr. Biss and others to takeover BrandAid in an unlawful manner, and had, with the other conspirators, filed inaccurate and misleading disclosures with the Securities and Exchange Commission, damaging BrandAid, and forcing BrandAid to curtail operations. Finally, it is alleged that Mr. Borenstein, together with third parties had conspired to defraud BrandAid by issuing Cyberian Enterprises common shares of the company for insufficient consideration.

The counterclaim claims damages against the plaintiffs, and against Mr. Borenstein, in excess of $1,000,000.

One of the plaintiffs has recently pled guilty to a Federal charge of conspiracy to commit extortion which involved a Richmond, VA., City Councilperson. It was disclosed during Mr. Borenstein's deposition that this plaintiff agreed to pay the legal fees of all plaintiffs who are being represented by Steven S. Biss, Esq. in the above mentioned action. The plaintiff referred to is schedule to be sentenced in March of 2004.

Mr. Biss, Esq., the attorney for the plaintiffs in the action against BrandAid, is currently a defendant in an action brought by BrandAid in U.S. District Court for the Southern District of New York, for Biss's actions in the failed attempt by Biss and third parties to take over BrandAid in an allegedly unlawful manner.

Further updates as to the status of this action will be disclosed as available.


SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    December 16, 2003

                                            BrandAid Marketing Corporation


                                            By:/s/Paul Sloan/s/
                                            ------------------------------
                                            Paul Sloan, Chairman
                                            of the Board of Directors
                                            and Secretary


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